Exhibit 99.1

Deutsche Bank Aktiengesellschaft - General Meeting 2020
Voting results

Item 2 Ratification of the acts of management of the members of the Management Board for the 2019 financial year

Mr. Christian Sewing - acts of management ratified

892,792,802 shares for which valid votes were submitted (= 43.20% of the share capital)

882,584,181	yes votes	98.86%
10,208,621	no votes	1.14%

Mr. Karl von Rohr - acts of management ratified

892,251,174 shares for which valid votes were submitted (= 43.17% of the share capital)

880,086,382	yes votes	98.64%
12,164,792	no votes	1.36%

Mr. Fabrizio Campelli - acts of management ratified

890,359,285 shares for which valid votes were submitted (= 43.08% of the share capital)

881,223,910	yes votes	98.97%
9,135,375	no votes	1.03%

Mr. Frank Kuhnke - acts of management ratified

890,968,717 shares for which valid votes were submitted (= 43.11% of the share capital)

879,650,245	yes votes	98.73%
11,318,472	no votes	1.27%

Mr. Stuart Lewis - acts of management ratified

890,734,445 shares for which valid votes were submitted (= 43.10% of the share capital)

880,059,931	yes votes	98.80%
10,674,514	no votes	1.20%

Ms. Sylvie Matherat - acts of management ratified

883,899,103 shares for which valid votes were submitted (= 42.77% of the share capital)

843,007,359	yes votes	95.37%
40,891,744	no votes	4.63%

Mr. James von Moltke - acts of management ratified

890,881,133 shares for which valid votes were submitted (= 43.10% of the share capital)

879,512,013	yes votes	98.72%
11,369,120	no votes	1.28%

Mr. Garth Ritchie - acts of management ratified

883,965,584 shares for which valid votes were submitted (= 42.77% of the share capital)

841,454,730	yes votes	95.19%
42,510,854	no votes	4.81%

Mr. Werner Steinmüller - acts of management ratified

890,622,025 shares for which valid votes were submitted (= 43.09% of the share capital)

880,812,204	yes votes	98.90%
9,809,821	no votes	1.10%

Deutsche Bank Aktiengesellschaft - General Meeting 2020
Voting results

Mr. Frank Strauß - acts of management ratified

889,934,168 shares for which valid votes were submitted (= 43.06% of the share capital)

878,422,143	yes votes	98.71%
11,512,025	no votes	1.29%

Item 3 Ratification of the acts of management of the members of the Supervisory Board for the 2019 financial year

Dr. Paul Achleitner - acts of management ratified

871,150,843 shares for which valid votes were submitted (= 42.15% of the share capital)

810,090,758	yes votes	92.99%
61,060,085	no votes	7.01%

Mr. Detlef Polaschek - acts of management ratified

869,053,524 shares for which valid votes were submitted (= 42.05% of the share capital)

854,770,623	yes votes	98.36%
14,282,901	no votes	1.64%

Mr. Ludwig Blomeyer-Bartenstein - acts of management ratified

874,567,914 shares for which valid votes were submitted (= 42.32% of the share capital)

862,147,575	yes votes	98.58%
12,420,339	no votes	1.42%

Mr. Frank Bsirske - acts of management ratified

869,469,541 shares for which valid votes were submitted (= 42.07% of the share capital)

852,006,906	yes votes	97.99%
17,462,635	no votes	2.01%

Ms. Mayree Carroll Clark - acts of management ratified

874,627,970 shares for which valid votes were submitted (= 42.32% of the share capital)

861,519,916	yes votes	98.50%
13,108,054	no votes	1.50%

Mr. Jan Duscheck - acts of management ratified

874,413,639 shares for which valid votes were submitted (= 42.31% of the share capital)

861,821,647	yes votes	98.56%
12,591,992	no votes	1.44%

Dr. Gerhard Eschelbeck - acts of management ratified

874,793,022 shares for which valid votes were submitted (= 42.33% of the share capital)

861,403,383	yes votes	98.47%
13,389,639	no votes	1.53%

Ms. Katherine Garrett-Cox - acts of management ratified

874,869,920 shares for which valid votes were submitted (= 42.33% of the share capital)

861,295,830	yes votes	98.45%
13,574,090	no votes	1.55%

Deutsche Bank Aktiengesellschaft - General Meeting 2020
Voting results

Mr. Timo Heider - acts of management ratified

874,429,960 shares for which valid votes were submitted (= 42.31% of the share capital)

861,894,046	yes votes	98.57%
12,535,914	no votes	1.43%

Ms. Martina Klee - acts of management ratified

874,565,825 shares for which valid votes were submitted (= 42.32% of the share capital)

862,364,991	yes votes	98.60%
12,200,834	no votes	1.40%

Ms. Henriette Mark - acts of management ratified

874,441,478 shares for which valid votes were submitted (= 42.31% of the share capital)

862,048,993	yes votes	98.58%
12,392,485	no votes	1.42%

Mr. Richard Meddings - acts of management ratified

874,324,609 shares for which valid votes were submitted (= 42.30% of the share capital)

860,843,036	yes votes	98.46%
13,481,573	no votes	1.54%

Ms. Gabriele Platscher - acts of management ratified

874,469,618 shares for which valid votes were submitted (= 42.31% of the share capital)

862,067,605	yes votes	98.58%
12,402,013	no votes	1.42%

Mr. Bernd Rose - acts of management ratified

874,382,446 shares for which valid votes were submitted (= 42.31% of the share capital)

861,886,131	yes votes	98.57%
12,496,315	no votes	1.43%

Mr. Gerd Alexander Schütz - acts of management ratified

869,272,607 shares for which valid votes were submitted (= 42.06% of the share capital)

852,906,275	yes votes	98.12%
16,366,332	no votes	1.88%

Professor Dr. Stefan Simon - acts of management ratified

868,241,205 shares for which valid votes were submitted (= 42.01% of the share capital)

854,489,372	yes votes	98.42%
13,751,833	no votes	1.58%

Mr. Stephan Szukalski - acts of management ratified

874,280,622 shares for which valid votes were submitted (= 42.30% of the share capital)

862,009,880	yes votes	98.60%
12,270,742	no votes	1.40%

Mr. John Alexander Thain - acts of management ratified

874,795,516 shares for which valid votes were submitted (= 42.33% of the share capital)

861,983,684	yes votes	98.54%
12,811,832	no votes	1.46%

Deutsche Bank Aktiengesellschaft - General Meeting 2020
Voting results

Ms. Michele Trogni - acts of management ratified

874,630,391 shares for which valid votes were submitted (= 42.32% of the share capital)

861,413,179	yes votes	98.49%
13,217,212	no votes	1.51%

Dr. Dagmar Valcárcel - acts of management ratified

874,983,820 shares for which valid votes were submitted (= 42.34% of the share capital)

863,667,627	yes votes	98.71%
11,316,193	no votes	1.29%

Professor Dr. Norbert Winkeljohann - acts of management ratified

876,115,221 shares for which valid votes were submitted (= 42.39% of the share capital)

860,831,389	yes votes	98.26%
15,283,832	no votes	1.74%

Mr. Jürg Zeltner - acts of management ratified

872,197,309 shares for which valid votes were submitted (= 42.20% of the share capital)

863,540,646	yes votes	99.01%
8,656,663	no votes	0.99%

Item 4 Election of the auditor for the 2020 financial year, interim accounts - proposal pursuant to convocation approved

899,579,199 shares for which valid votes were submitted (= 43.53% of the share capital)

889,585,106	yes votes	98.89%
9,994,093	no votes	1.11%

Item 5 Authorization to acquire own shares pursuant to § 71 (1) No. 8 Stock Corporation Act as well as for their use with the possible exclusion of pre-emptive rights - proposal pursuant to convocation approved 888,830,168 shares for which valid votes were submitted (= 43.01% of the share capital)

857,915,202	yes votes	96.52%
30,914,966	no votes	3.48%

Item 6 Authorization to use derivatives within the framework of the purchase of own shares pursuant to § 71

(1) No. 8 Stock Corporation Act - proposal pursuant to convocation approved

888,456,671 shares for which valid votes were submitted (= 42.99% of the share capital)

857,390,201	yes votes	96.50%
31,066,470	no votes	3.50%

Item 7 Election to the Supervisory Board

Mr. Sigmar Gabriel - proposal pursuant to convocation approved

872,836,389 shares for which valid votes were submitted (= 42.23% of the share capital)

855,837,945	yes votes	98.05%
16,998,444	no votes	1.95%

Deutsche Bank Aktiengesellschaft - General Meeting 2020
Voting results

Dr. Dagmar Valcárcel - proposal pursuant to convocation approved

871,566,715 shares for which valid votes were submitted (= 42.17% of the share capital)

859,891,473	yes votes	98.66%
11,675,242	no votes	1.34%

Dr. Theodor Weimer - proposal pursuant to convocation approved

873,080,137 shares for which valid votes were submitted (= 42.24% of the share capital)

855,249,530	yes votes	97.96%
17,830,607	no votes	2.04%

Item 8 Amendments to the Articles of Association - proposal pursuant to convocation approved 872,772,786 shares for which valid votes were submitted (= 42.23% of the share capital)

867,720,932	yes votes	99.42%
5,051,854	no votes	0.58%

Item 9 Removal from office Dr. Achleitner - rejected

849,047,321 shares for which valid votes were submitted (= 41.08% of the share capital)

24,207,998	yes votes	2.85%
824,839,323	no votes	97.15%

Item 10 Removal from office Professor Dr. Winkeljohann - rejected

850,494,238 shares for which valid votes were submitted (= 41.15% of the share capital)

16,000,448	yes votes	1.88%
834,493,790	no votes	98.12%

Item 11 Removal from office Mr. Schütz - rejected

850,406,199 shares for which valid votes were submitted (= 41.15% of the share capital)

92,318,223	yes votes	10.86%
758,087,976	no votes	89.14%

Item 12 Withdrawal of confidence in the management board members Sewing, von Moltke, Kuhnke and von Rohr - rejected

850,761,061 shares for which valid votes were submitted (= 41.16% of the share capital)

11,451,637	yes votes	1.35%
839,309,424	no votes	98.65%

Item 13 Amendment to § 14 (1), (2) and (5) of the Articles of Association - rejected

848,535,365 shares for which valid votes were submitted (= 41.06% of the share capital)

13,451,903	yes votes	1.59%
835,083,462	no votes	98.41%